UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 29, 2013, Pharmacyclics, Inc., a Delaware corporation (the “Company”), announced that the U.S. Food and Drug Administration (the “FDA”) has accepted for filing the Company's New Drug Application (the “NDA”) for the investigational oral Bruton’s tyrosine kinase (“BTK”) inhibitor ibrutinib, for two B-cell malignancy indications: previously treated mantle cell lymphoma (“MCL”) and previously treated chronic lymphocytic leukemia/small lymphocytic lymphoma (“CLL/SLL”).  On June 28, 2013, the Company submitted the NDA under section 505(b) of the Food, Drug & Cosmetic Act for ibrutinib.  On August 27, 2013, the FDA notified the Company that it had completed its filing review and determined that the application is sufficiently complete to permit a substantive review.  The FDA’s acceptance of the NDA triggers a $75 million milestone payment to the Company under its Collaboration Agreement with Janssen Biotech, Inc.

The foregoing descriptions are qualified in their entirety by reference to the Company’s press release dated August 29, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, provided, however, the information found at the websites referenced in the press release, are not incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2013

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 29, 2013.